Exhibit 23

                         Consent of Independent Auditors

The Board of Directors
Owens & Minor, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-04536, 33-32497, 33-41402, 33-41403, 33-63248 and 33-65606) on Form S-8 and
the Registration Statement (No. 33-44428) on Form S-3 of Owens & Minor, Inc. of our report dated February 5, 1997, relating to the consolidated balance sheets of Owens & Minor, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the 1996 annual report on Form 10-K of Owens & Minor, Inc. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated February 5, 1997, relating to the financial statement schedule of Owens & Minor, Inc., which report appears on page 25 of this Form 10-K.

/s/ KPMG Peat Marwick LPP
---------------------------
KPMG Peat Marwick LLP

Richmond,  Virginia
March 24, 1997